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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Registration Statement No. 33-75144 on Form S-3 of Time Warner Entertainment Company, L.P. ('TWE') and in the related Prospectus of our reports dated February 11, 1997, with respect to the consolidated financial statements and schedules of TWE, Warner Communications Inc., American Television and Communications Corporation, Time Warner Operations Inc. and Warner Cable Communications Inc., included in this Annual Report on Form 10-K for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

New York, New York
March 21, 1997


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